UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2019
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37932	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	YUMA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2019, Yuma Energy, Inc. (the “Company”) received a letter (the “Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the NYSE American has determined that the Company was not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires the issuer to have stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Letter noted that the Company reported stockholders’ equity of approximately $2.4 million as of June 30, 2019 and losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2018. As previously disclosed, on June 17, 2019, the Company received a letter (the “Prior Letter”) from the NYSE American indicating that the Company was not in compliance with Section 1003(a)(iii) of the Company Guide, which requires the issuer to have stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses of its five most recent fiscal years. The Prior Letter noted that the Company reported stockholders’ equity of $5,998,045 as of March 31, 2019 and losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2018.

The Company submitted a plan of compliance (the “Plan”) on July 16, 2019 to address the Prior Letter and intends to supplement the Plan to address how it intends to regain compliance with the continued listing standards by December 17, 2020 with regard to the Letter. Therefore, the Company continues to be subject to the procedures and requirements of Section 1009 of the Company Guide. The Company has also been advised that it will be subject to delisting proceedings if it does not regain compliance prior to December 17, 2020 or if the NYSE American determines that the Company is not making progress consistent with the Plan.

The Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements.

 Item 7.01.    Regulation FD Disclosure.

On August 28, 2019, the Company issued a press release regarding the receipt of the Letter from the NYSE American, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated August 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Anthony C. Schnur
	Name:	Anthony C. Schnur
Date: August 28, 2019	Title:	Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer

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